DePalma Financing SPV I LLC

Secured Revolving Promissory Note

USD $120,000,000.00 Closing Date: December 30, 2025

Scheduled Maturity Date: December 30, 2030

For value received, DePalma Financing SPV I LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to Autobahn Funding Company LLC, a Delaware limited liability company (the "Lender"), at One Vanderbilt Ave., New York, NY 10017 or such other place of payment as the Lender, as the holder of this Secured Revolving Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ONE HUNDRED TWENTY MILLION AND NO/100 United States Dollars (USD $120,000,000.00), or, if less, the unpaid principal amount of the aggregate Advances made by the Lender to the Borrower pursuant to the Facility Agreement (as defined below), as set forth on the attached Schedule of Advances and Repayments, on the dates specified in the Facility Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the Facility Rate specified in the Facility Agreement, together with all fees and other amounts due thereunder, on each Settlement Date and each other date specified in the Facility Agreement.

This Note is a "Facility Note" referred to in, and is executed and delivered in connection with, that certain Receivables Loan and Security Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility Agreement"), by and among the Borrower, DePalma Acquisition I LLC, a Delaware limited liability company, as servicer, the several financial institutions or entities from time to time party thereto, as "Lenders" thereunder, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as the "Agent" thereunder (the "Agent"), and is entitled to the benefit and security of the Facility Agreement and the other Transaction Documents (as defined in the Facility Agreement). The provisions of the Facility Agreement are incorporated herein by reference.

Capitalized terms used but not defined in this Note have the meanings assigned to such terms under the Facility Agreement. In the event of a conflict between the terms set forth in this Note, and the terms set forth in the Facility Agreement, the terms set forth in the Facility Agreement shall prevail. The Facility Agreement and the other Transaction Documents may be amended, and the rights and obligations of the parties thereto and of the holder of this Note may be thereby modified, as set forth in Section 14.3(b) (Amendments and Waivers) of the Facility Agreement and the other applicable provisions of the Transaction Documents.

All payments shall be made in accordance with the Facility Agreement. The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any Applicable Law. The Borrower agrees to make all payments under this Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.

A Event of Default under Section 13.1 (Events of Default) of the Facility Agreement shall constitute a default under this Note, and, following an Event of Default, the Secured Obligations (including the obligations represented by this Note) may be declared (or, in certain circumstances, may automatically become) immediately due and payable in the manner, and with the effect, provided in Section 13.2(a) (Acceleration, Etc.), and the other applicable provisions, of the Facility Agreement.

This Note has been negotiated and delivered to the Lender, and is payable, in the State of New York. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

In witness whereof, the undersigned has executed this Secured Revolving Promissory Note as of the day and year first above written.

DePalma Financing SPV I LLC

As Borrower

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature Page to Secured Revolving Promissory Note

Schedule of Advances and Repayments

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount